Item 77C
Morgan Stanley New York Tax-Free Income Fund
Results of Special Shareholder Meeting

On August 1, 2006, a Special Meeting of Shareholders of the
Fund was scheduled in order to vote on the proposals set
forth below. The meeting was held on August 1, 2006 and the
voting results with respect to these proposals were as
follows:

(1) Election of Trustees:

                                       For    Withhol Absta    BNV*
                                                 d      in
Frank L. Bowman...................   4,790,4  182,336      0       0
                                          28
Kathleen A.                          4,789,8  182,921      0       0
Dennis....................                43
James F.                             4,788,9  183,768      0       0
Higgins.....................              96
Joseph J.                            4,797,0  175,764      0       0
Kearns.....................               00
Michael F.                           4,788,9  183,768      0       0
Klein......................               96
W. Allen Reed......................  4,788,9  183,768      0       0
                                          96
Fergus Reid........................  4,788,8  183,908      0       0
                                          56

(2) Elimination of certain fundamental investment
restrictions:

                                          For    Again   Absta    BNV*
                                                   st      in
Elimination of the fundamental policy    4,522,5  210,0   163,6  76,43
restricting the Fund's ability to             95     90      45      4
pledge assets..........................
Elimination of the fundamental policy    4,514,5  205,1   176,6  76,43
restricting purchases of securities on        85     41      05      4
margin.............................
Elimination of the fundamental policy    4,508,2  210,6   177,3  76,43
prohibiting investments in oil, gas,          98     54      79      4
and other types of minerals or mineral
leases.........
Elimination of the fundamental policy    4,545,6  150,5   200,0  76,43
prohibiting or restricting the purchase       52     82      96      4
of securities of issuers in which
Directors or Officers have an
interest............................
Elimination of the fundamental policy    4,562,1  136,4   197,7  76,43
prohibiting investments for purposes of       60     10      61      4
exercising control....................
Elimination of the fundamental policy    4,565,5  128,4   202,2  76,43
prohibiting the purchase of common            92     77      62      4
stocks and other
instrument.................

(3) Modify certain fundamental investment restrictions:

                                          For    Again   Absta   BNV*
                                                   st      in
Modify fundamental policy regarding      4,531,5  181,5   183,2  76,43
diversification............                   79     06      46      4
Modify fundamental policy regarding      4,528,7  181,7   185,7  76,43
borrowing money......                         90     67      73      4
Modify fundamental policy regarding      4,522,3  219,8   154,1  76,43
loans..............                           96     13      21      4
Modify fundamental policy regarding      4,522,7  219,1   154,3  76,43
investment in commodities, commodity          58     74      98      4
contracts and futures
contracts................
Modify fundamental policy regarding      4,533,2  208,7   154,3  76,43
issuance of senior securities..               29     05      97      4

(4) Reclassify certain fundamental policies as non-
fundamental policies:

                                          For    Again   Absta   BNV*
                                                   st      in
Reclassification as non-fundamental the  4,528,5  142,5   225,2  76,43
fundamental policy regarding the short        01     69      61      4
sale of securities....................
Reclassification as non-fundamental the  4,562,5  139,4   194,3  76,43
fundamental policy prohibiting                36     70      24      4
investments in other investment
companies.............
Reclassification as non-fundamental the  4,503,9  191,2   201,1  76,43
fundamental policy on the purchase or         48     75      08      4
sale of puts, calls, and combinations
thereof

* Broker "non-votes" are shares held in street name for
which the broker indicates that instructions have not been
received from the beneficial owners or other persons
entitled to vote and for which the broker does not have
discretionary voting authority.